Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Plexus Corp. (the “Company”) on Form 10-Q for the fiscal quarter ended June 28, 2025, as filed with the Securities and Exchange Commission on or about the date hereof (the “Report”), I, Todd P. Kelsey, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:
(1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Todd P. Kelsey
Todd P. Kelsey
President and Chief Executive Officer
August 1, 2025

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Plexus Corp. and will be retained by Plexus Corp. and furnished to the Securities and Exchange Commission or its staff upon request.